THIS WARRANT HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS. THIS WARRANT MAY NOT BE SOLD, ASSIGNED, PLEDGED OR OTHERWISE DISPOSED OF OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION THEREFROM UNDER SUCH ACT OR LAWS.


COMMON STOCK PURCHASE WARRANT

To Subscribe for and Purchase Common Stock of

GEHL COMPANY

WARRANT NO. 2


This certifies that, for value received, William L. Dahl, SVCC TTEE, The Dahl Childrens Trust, FBO James A. Dahl U/A/D 12-31-84, or its transferee or assignee (the "Holder" which term includes any transferee and assignee), is entitled to subscribe for and purchase from GEHL COMPANY, a Wisconsin corporation (the "Company"), at the aggregate exercise price of $175,000 (subject to the adjustment provided in Section 7 hereof) (or, if this Common Stock Purchase Warrant is issued in substitution or exchange for a predecessor common stock purchase warrant and represents rights to purchase less than the maximum number or percentage of shares of Common Stock as hereinafter defined which were purchasable upon exercise of such predecessor common stock purchase warrant, a proportionately smaller amount) at any time or times after the date hereof and until the date specified in Section 12 hereof, twenty-five thousand (25,000) shares of fully paid and nonassessable (except as otherwise provided in Section 180.0622 of the Wisconsin Business Corporation Law) shares of the Company's common stock, $0.10 par value per share (the "Common Stock"), provided, however, that this Common Stock Purchase Warrant shall be exercisable for a proportionately fewer or greater number of shares of Common Stock if the Company combines by reverse stock split or otherwise or subdivides by stock split, stock dividend or otherwise its outstanding Common Stock. For the purposes of this Common Stock Purchase Warrant, the term "Other Common Stock" shall mean other classes of equity securities not limited to a fixed sum or percentage of a fixed sum in respect of participation in dividends or distribution of assets in voluntary or involuntary liquidation, dissolution or winding-up.

          The predecessor to this Common Stock Purchase Warrant was originally issued to the State of Wisconsin Investment Board (the "Board") pursuant to the terms of the Second Amended and Restated Credit Agreement, dated as of March 5, 1993 by and between the Company and the Board (the "Credit Agreement"), in connection with the separate and individual purchases from the Company by the Board of the Company's Senior Note, Junior Note and Make-Whole Note (all as defined in the Credit Agreement) (together with any note or notes issued in substitution or exchange therefor). This Common Stock Purchase Warrant (and its predecessor) and all Common Stock Purchase Warrants issued in substitution or exchange herefor are herein individually called a "Warrant" and collectively called the "Warrants."

          This Warrant is subject to the following provisions, terms and conditions:

          1. Exercise; Issuance of Certificates; Payment for Shares. The rights represented by this Warrant may be exercised by the Holder, in whole or in part and at one or more times by the surrender of this Warrant (properly endorsed if required) at the principal office of the Company (or such other office or agency of the Company as the Company may designate by written notice to the Holder) and upon payment to the Company by wire transfer, certified check or bank draft of the purchase price for the shares of Common Stock purchasable hereunder and upon compliance with any registration requirements or exemptions therefrom under the Securities Act (as defined below) and applicable state securities laws. The Company agrees that the shares so purchased shall and will be deemed to be issued to the Holder as the record owner of such shares as of the close of business on the date on which this Warrant shall have been surrendered and payment made for such shares as aforesaid. Certificates for the shares of Common Stock so purchased shall be delivered to the Holder within a reasonable time, not exceeding five (5) days, after the rights represented by this Warrant shall have been so exercised, and, unless this Warrant has expired, a new Warrant appropriately providing for the purchase of Common Stock with respect to which this Warrant shall not then have been exercised and stating the purchase price therefor shall also be delivered to the Holder within such time.

          2. Shares to be Fully Paid; Reservation of Shares. The Company covenants and agrees that all shares which may be issued upon the exercise of the rights represented by this Warrant and the payment of the purchase price hereunder will, upon issuance, be fully paid and nonassessable (except as otherwise provided by Section 180.0622 of the Wisconsin Business Corporation
Law) and free from all taxes, liens and charges with respect to the issue thereof. Without limiting the generality of the foregoing, the Company covenants and agrees that it will from time to time take all such action as may be requisite to assure that the par value per share of the Common Stock is at all times equal to or less than the then effective purchase price per share of the Common Stock issuable upon exercise of this Warrant. The Company further covenants and agrees that during the period within which the rights represented by this Warrant may be exercised, the Company will at all times have authorized, and reserved for the purpose of issue or transfer upon exercise of the rights evidenced by this Warrant, a sufficient number of shares of its Common Stock to provide for the exercise of the rights represented by this Warrant. The Company will take all such action as may be necessary to assure that such shares of Common Stock may be so issued without violation of any applicable law or regulation (except for any such violation that may be a result of the Holder's failure to register the shares of Common Stock under the Securities Act as hereinafter defined and any applicable state securities law), or of any requirements of any domestic securities exchange upon which the Common Stock of the Company may be listed.

          3.   [Reserved]

          4. Record Date. In case the Company shall fix a record date or otherwise make a record of the holders of its Common Stock for the purpose of entitling them to receive a dividend or other distribution payable in Common Stock or Other Common Stock, then such record date shall be deemed to be the date of the issue of the shares of Common Stock or Other Common Stock deemed to have been issued upon the declaration of such dividend or the making of such other distribution.

          5. Reorganization, Reclassification, Consolidation, Merger or Sale. Any capital reorganization, reclassification, consolidation, merger or sale of all or substantially all of the Company's assets to another person, entity, firm or partnership which is effected in such a way that holders of Common Stock or Other Common Stock are entitled to receive (either directly or upon subsequent liquidation) stock, securities or assets with respect to or in exchange for Common Stock or Other Common Stock is referred to herein as an "Organic Change." Prior to the consummation of any Organic Change, the Company will make appropriate provision (in form and substance satisfactory to the Holder) to insure that the Holder will thereafter have the right to purchase and receive, in lieu of or in addition to the Common Stock immediately theretofore purchasable and receivable upon the exercise of this Warrant, such shares of stock, securities or assets as the Holder would have received in connection with such Organic Change if the Holder had exercised this Warrant. The Company will not effect any such reorganization, reclassification, consolidation, merger or sale unless, prior to the consummation thereof, the successor corporation (if other than the Company) resulting from such Organic Change assumes by written instrument (in form reasonably satisfactory to the Holder) the obligation to deliver to the Holder such shares of stock, securities or assets as, in accordance with the foregoing provisions, the Holder may be entitled to acquire.

          6. Liquidating Dividends. If the Company declares or pays a dividend (other than a stock dividend payable in shares of Common Stock) upon the Common Stock payable otherwise than in cash out of earnings or earned surplus, determined in accordance with generally accepted accounting principles, consistently applied (a "Liquidating Dividend"), then the Company shall provide written notice of such declaration or payment of the Liquidating Dividend at least fifteen (15) days prior to the date proposed for the payment thereof. Said notice shall specify (i) the proposed date of payment of the Liquidating Dividend and the amount per share of Common Stock thereof. The Company furthermore shall cooperate with the Holder to effect the exercise of this Warrant should the Holder desire to so exercise in order to enable the Holder to participate in the Liquidating Dividend.

          7. Adjustment in Aggregate Exercise Price. If the Company while this Warrant is outstanding shall issue and sell or otherwise distribute any Common Stock or Other Common Stock (other than a distribution to the existing holders of Common Stock or Other Common Stock) at a price per share which would be less than the aggregate exercise price of this Warrant divided by the number of shares of Common Stock issuable upon the exercise of this Warrant, then, and thereafter successively upon each such issue, the aggregate exercise price then if effect shall be reduced to the lowest price obtained by multiplying such lowest price per share of Common Stock or Other Common Stock times the number of shares of Common Stock then issuable upon exercise of this Warrant; provided however that the adjustment in aggregate purchase price provided in this Section 7 shall not apply unless and until the Company shall issue and sell or otherwise distribute any Common Stock or Other Common Stock in excess of six hundred twenty-five thousand (625,000) shares following
March 5, 1993.

                    (a) In the case of the issuance of additional Common Stock or Other Common Stock for cash, in determining the price per share of such issuance, the consideration received by the Company therefor shall be deemed to be the cash proceeds received by the Company for such shares after deducting any commissions or other expenses paid or incurred by the Company for any underwriting of, or otherwise in connection with, the issuance of such shares.

                    (b) In the case of the issuance (otherwise than upon conversion or exchange of obligations or shares of stock of the Company) of additional Common Stock or Other Common Stock for a consideration other than cash or a consideration a part of which shall be other than cash, in determining the price per share of such issuance, the amount of the consideration other than cash received by the Company for such Common Stock or Other Common Stock shall be deemed to be the value of such consideration as determined reasonably and in good faith by the board of directors of the Company.

                    (c) In case of the issuance by the Company after the date hereof of (i) any security that is convertible into Common Stock or Other Common Stock, (ii) any rights or options to purchase Common Stock or Other Common Stock, the Company shall be deemed to have issued the maximum number of shares of Common Stock or Other Common Stock into which such convertible security may be converted, and the maximum number of shares of Common Stock or Other Common Stock deliverable on the exercise of such rights or options, for the consideration received by the Company for such convertible security or for such rights or options (less the amount of any underwriting discount), as the case may be, and after deducting therefrom any expenses or commissions incurred or paid by the Company for any underwriting of, or otherwise in connection with, the issuance of such convertible security or rights or options, plus (A) any consideration or adjustment payment to be received by the Company in connection with such conversion and (B) the minimum consideration to be received by the Company for the Common Stock or Other Common Stock issuable upon the exercise of such rights or options. No further adjustment of the aggregate exercise price shall be made as a result of the actual issuance of the Common Stock or Other Common Stock upon conversion of any convertible security or exercise of any rights or options referred to in this clause (c) or issued prior to the date hereof.

          8. Closing of Books. The Company will at no time close its transfer books against the transfer of this Warrant or of any shares of Common Stock issued or issuable upon the exercise of this Warrant in any manner which interferes with the timely exercise of this Warrant.

          9. No Voting or Other Rights. This Warrant shall not entitle the Holder to any voting rights or other rights as a stockholder of the Company.

          10. Warrant Transferable. This Warrant and all rights and obligations hereunder are transferable, in whole, without charge to the Holder upon surrender of this Warrant with a properly executed assignment (in form reasonably acceptable to the Company) at the principal office of the Company. This Warrant is not transferable except pursuant to an effective registration statement under the Securities Act (as defined below) or in a transaction exempt from the registration requirements of the Securities Act and in compliance with any applicable state securities laws.

          11. Warrants Exchangeable for Different Denominations. This Warrant is exchangeable, upon the surrender hereof by the Holder at the office or agency of the Company referred to in Section 1 hereof, for new Warrants of like tenor representing in the aggregate the right to subscribe for and purchase the maximum number of shares of Common Stock which may be subscribed for and purchased hereunder (subject to reduction to reflect any partial exercise or exercises of this Warrant), each of such new Warrants to represent the right to subscribe for and purchase the number of shares of Common Stock purchasable upon exercise of this Warrant as shall be designated by the Holder at the time of such surrender.

          12. Duration. The rights to purchase shares of Common Stock hereunder shall remain in existence until March 5, 1998, unless the same are exercised in full prior thereto, and thereafter the rights evidenced by this Warrant shall expire.

          13. No Dilution or Impairment. The Company shall not undertake or participate in any action whatsoever for the purpose or having the result of avoiding or seeking to avoid the observance or performance of any of its obligations pursuant to this Warrant.

          14. Registration Rights. As used in this Section 14, the term Board shall mean collectively the State of Wisconsin Investment Board, its transferees or assignees (including the Holder), and any assignee or transferee of Common Stock from the Board which the Board obtained upon exercise of this Warrant, other than those who received such Common Stock in a public offering or pursuant to Rule 144 promulgated under the Securities Act; provided however that the transferee or assignee of the Common Stock shall be the same as the transferee or assignee of this Warrant.

               14.1 Demand Registrations. At any time within two (2) years following the exercise of its right to purchase the Company's Common Stock pursuant to the Warrant, the Board may demand registration under the Securities Act of 1933, as amended (the "Securities Act"), of all of the Common Stock issuable or which has been issued upon exercise of the Warrant, on Form S-1 or any similar long-form registration ("Long-Form Registrations") or on Form S-2 or S-3 or any similar short-form registration ("Short-Form Registrations"), if available under applicable rules of the SEC. The written request to be delivered by the Board to the Company pursuant to this Section
14.1 shall (i) specify the number of shares intended to be offered and sold by the Board, (ii) express the present intent of the Board to offer such shares for distribution, and (iii) describe the nature and method of the proposed offer and sale thereof. The registration requested pursuant to this Section
14.1 is referred to herein as "Demand Registration."

                    (a) Number of Registrations. The Board will be entitled to demand two (2) Long-Form or Short-Form Registrations. A registration initiated as a Demand Registration shall include all shares of Common Stock issuable or which has been issued upon exercise of the Warrant then owned by the Board. A registration initiated as a Demand Registration may be withdrawn at any time at the request of the Board or the underwriters selected by the Board, but shall count as one of the two (2) Demand Registrations; provided that in any event, the Company will pay all registration expenses in connection with any registration initiated as the Demand Registration as provided in Section 14.5.

                    (b) Priority on Demand Registrations. The Company will not include in the Demand Registration any securities which are not Common Stock owned by the Board, without the written consent of the Board. If the Demand Registration is an underwritten offering, and the managing underwriters advise the Company in writing that in their opinion the number of shares of Common Stock requested to be included exceeds the number of shares of Common Stock which can be sold in such offering, the Company will include in such registration, prior to the inclusion of any securities which are not shares of Common Stock owned by the Board, the number of shares of Common Stock owned by the Board requested to be included which in the opinion of such underwriters can be sold; and the balance of the shares of Common Stock which the Board requested to be included in such offering shall be withheld from sale for a period of time requested by the underwriters, but not to exceed one hundred twenty (120) days.

                    (c) Restrictions on Demand Registration. The Company will not be obligated to effect a Demand Registration within one hundred twenty (120) days after the effective date of a registration in which the Board was given a participation in a registered offering pursuant to Section
14.2 hereof. The Company may postpone for up to ninety (90) days the filing or the effectiveness of a registration statement for a Demand Registration if the Company and the Board reasonably and in good faith agree that such Demand Registration might have an adverse effect on any proposal or plan by the Company to engage in any financing, acquisition of assets (other than in the ordinary course of business) or any corporate reorganization, merger, consolidation, tender offer or similar transaction; provided that in such event, the Board will be entitled to withdraw such request and that, if such request is withdrawn, such Demand Registration will not count as the one Demand Registration to which the Board is entitled.

                    (d) Selection of Underwriters. The Board will have the right to select the investment banker(s) and manager(s) to administer the offering, subject to the Company's approval (which will not be unreasonably withheld) of such investment banker(s) and manager(s).

               14.2 Participation in Registered Offerings. If the Company at any time or times proposes or is required to register any of its Common Stock or the equity securities for public sale in an underwritten public offering for cash (other than in connection with any incentive stock option, bonus or other employee benefit plan or arrangement) under the Securities Act or any applicable state securities law, it will each such time give written notice to the Board, of its intention to do so. Upon the written request of the board given thirty (30) business days after receipt of any such notice (which request shall state the intended method of disposition of such equity securities and shall state in reasonable detail, to the extent practicable, the net consideration, after all commissions and discounts which the prospective seller or sellers expect to receive upon such disposition), the Company shall use its best efforts to cause all such Common Stock requested (which request will not be for less than thirty percent (30%) of the number of shares of Common Stock purchasable or receivable upon exercise of the Warrant(s)) to be registered by the Board to be registered under the Securities Act and any applicable state securities laws (provided, that if the managing underwriter advises that less than all of the registered shares of equity securities should be offered for sale so as not to materially and adversely affect the price or salability of the offering being registered by the Company or the Board for a period not to exceed one hundred twenty (120) days, the Board will withhold from sale for the period of time and for such number of shares of Common Stock as the underwriter may specify; provided further that a pro rata number of shares owned by all other shareholders of the Company also shall be similarly withheld from sale), all to the extent requisite to permit the sale or other disposition (in accordance with the intended method of disposition thereof as aforesaid) by the prospective seller or sellers of the securities so registered. In the event an underwriter is involved with a registration initiated by the Company of the stock, and the Board requests to participate in the registration, the Board must commit to sell through the underwriter. The Company may, in its sole discretion, withdraw any registration contemplated by this Section 14.2 and abandon the proposed offering in which the Board had requested to participate without any further obligation to the Board with respect to such registration statement or offering; provided however that the Board shall be indemnified by the Company for any fees, costs and expense of and incidental to such registration, excluding the fees and disbursements of counsel acting solely on behalf of the Board.

               14.3 Obligations of the Board. It shall be a condition precedent to the obligation of the Company to register any Common Stock pursuant to Sections 14.1 and 14.2 hereof that the Board shall (i) furnish to the Company such information regarding the Common Stock held by it and the intended method of disposition thereof and other information concerning the Board as the Company shall reasonably request and as shall be required in connection with the registration statement to be filed by the Company;
(ii) agree to abide by such additional or customary terms affecting the proposed offering as reasonably may be requested by the managing underwriter of such offering, including a requirement, if applicable, to withhold (on a pro-rata basis) from the public market for a period of at least one hundred twenty (120) days after any such offering, any shares excluded from the offering at the instance of the underwriter as permitted under Sections 14.1 and 14.2 hereof; and (iii) agree in writing in form satisfactory to the Company to pay the underwriting discounts and commissions applicable to the Common Stock being sold by it.

               14.4 Registration Proceedings. If and whenever the Company is required by the provisions of Sections 14.1 and 14.2 hereof to effect the registration of the Common Stock under the Securities Act, until the securities covered by such registration statement have been sold or for six
(6) months after effectiveness, whichever is the shorter period of time, the Company shall:

                    (a) Prepare and file with the SEC a registration statement with respect to such Common Stock and use its best efforts to cause such registration statement to become and remain effective;

                    (b) Prepare and file with the SEC such amendments to such registration statement and supplements to the prospectus contained therein as may be necessary to keep such registration statement effective;

                    (c) Furnish to the Board and to the underwriters of the securities being registered such reasonable number of copies of the registration statement, preliminary prospectus, final prospectus and such other documents as such underwriters may reasonably request in order to facilitate the public offering of such securities;

                    (d) Use its best efforts to register or qualify the securities covered by such registration statement under such state securities or "Blue Sky" laws of such jurisdictions as the Board may reasonably request within twenty (20) days prior to the original filing of such registration statement, except that the Company shall not for any purpose be required to qualify to do business as a foreign corporation in any jurisdiction wherein it is not so qualified, and except that the Company shall not be required to so register or qualify in more than forty (40) such jurisdictions if in the good faith judgment of the managing underwriter such additional registrations or qualifications would be unreasonably expensive or harmful to the consummation of the proposed offering;

                    (e) Notify the Board, promptly after it shall receive notice thereof, of the time when such registration statement has become effective or a supplement to any prospectus forming a part of such registration statement has been filed;

                    (f) Notify the Board promptly of any request by the SEC for the amending or supplementing of such registration statement or prospectus or for additional information;

                    (g) Prepare and file with the SEC, promptly upon the request of the Board, any amendments or supplements to such registration statement or prospectus which, in the opinion of counsel for the Board and counsel for the underwriter or manager of the offering, are required under the Securities Act or the rules and regulations thereunder in connection with the distribution of Common Stock by the Board;

                    (h) Prepare and promptly file with the SEC and promptly notify the Board of the filing of such amendment or supplement to such registration statement or prospectus as may be necessary to correct any statements or omissions if, at the time when a prospectus relating to such securities is required to be delivered under the Securities Act, any event shall have occurred as the result of which any such prospectus or any other prospectus as then in effect would include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances in which they were made, not misleading;

                    (i) In case the Board or any underwriter for the Board is required to deliver a prospectus at a time when the prospectus then in circulation is not in compliance with the Securities Act, the Company will prepare and file such supplements or amendments to such registration statement and such prospectus or prospectuses as may be necessary to permit compliance with the requirements of the Securities Act;

                    (j) Advise the Board, promptly after it shall receive notice or obtain knowledge thereof, of the issuance of any stop order by the SEC suspending the effectiveness of such registration statement or the initiation or threatening of any proceeding for that purpose and promptly use its best efforts to prevent the issuance of any stop order or to obtain its withdrawal if such stop order should be issued;

                    (k) Not file any amendment or supplement to such registration statement or prospectus to which a majority in interest of the Board shall reasonably have objected on the grounds that such amendment or supplement does not comply in all material respects with the requirements of the Securities Act or the rules and regulations thereunder, after having been furnished with a copy thereof at least two (2) business days prior to the filing thereof; and

                    (l) At the request of the Board (i) use its best efforts to obtain and furnish on the effective date of the registration statement or, if such registration includes an underwritten public offering, at the closing provided for in the underwriting agreement, an opinion, dated such date, of the counsel representing the Company for the purposes of such registration, addressed to the underwriters, if any, and to the Board, which shall contain such opinions as are customary in an underwritten public offering, or, if the offering is not underwritten, shall state that such registration statement has become effective under the Securities Act and that (or substantially to the effect that): (a) to the best of such counsel's knowledge, no stop order suspending the effectiveness thereof has been issued and no proceedings for that purpose have been instituted or are pending or contemplated under the Securities Act; (b) the registration statement, related prospectus and each amendment or supplement thereto comply as to form in all material respects with the requirements of the Securities Act and applicable rules and regulations of the SEC thereunder (except that such counsel need express no opinion as to financial statements, schedules or other financial or statistical data contained therein); (c) such counsel has no reason to believe that either the registration statement or the prospectus or any amendment or supplement thereto (other than financial statements and schedules or financial and statistical data, as to which such counsel need not comment) contains any untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading; (d) the description in the registration statement or prospectus or any amendment or supplement thereto of all legal and governmental matters and all contracts and other legal documents or instruments described therein are accurate in all material respects; and (e) such counsel does not know of any legal or governmental proceedings, pending or threatened, required to be described in the registration statement or prospectus or any amendment or supplement thereto which are not described as required, nor of any contracts or documents or instruments of the character required to be described in the registration statement or prospectus or amendment or supplement thereto or to be filed as exhibits to the registration statement, which are not described and filed as required; and (ii) use its best efforts to obtain letters dated on such effective date, and such closing date, if any, from the independent certified public accountants of the Company, addressed to the underwriters, if any, and to the Board, stating that they are independent certified public accountants within the meaning of the Securities Act and dealing with such matters as the underwriters may request, or, if the offering is not underwritten, stating that in the opinion of such accountants, the financial statements and other financial data pertaining to the Company included in the registration statement or the prospectus or any amendment or supplement thereto comply in all material respects with the applicable accounting requirements of the Securities Act; such opinion of counsel shall additionally cover such legal matters with respect to the registration and with respect to which such opinion is being given as the Board may reasonably request; such letter from the independent certified public accountants shall additionally cover such other financial matters, including information as to the period ending not more than five (5) business days prior to the date of such letter, with respect to the registration statement and prospectus, as the Board may reasonably request.

               14.5 Expenses. With respect to each inclusion of Common Stock of the Board in a registration statement pursuant to Sections 14.1 and 14.2 hereof, all registration expenses, fees, costs and expenses of and incidental to such registration, inclusion and public offering in connection therewith shall be borne by the Company (excluding the fees and disbursements of advisors retained by the Board and counsel acting solely on behalf of the Board); provided, however, that the Board shall bear the Board's pro rata share of the underwriting discount and commissions. The fees, costs and expenses of registration to be borne by the Company shall include, without limitation, all registration, filing and NASD fees, printing expenses, fees and disbursements of counsel and accountants for the Company (including the cost of any special audit requested in order to effect such registration), fees and disbursements of counsel for the underwriter or underwriters of such securities (if the Company and/or selling security holders are required to bear such fees and disbursements), all legal fees and disbursements and other expenses of complying with state securities or "Blue Sky" laws of any jurisdiction in which the securities to be offered are to be registered or qualified, and the premiums and other costs of policies of insurance against liability arising out of such public offering.

               14.6 Indemnification of the Board. Subject to the conditions set forth below, in connection with any registration of securities pursuant to Sections 14.1 or 14.2 hereof, the Company agrees to indemnify and hold harmless the Board and each person, if any, who controls the Board (and its respective officers, directors and agents), within the meaning of Section 15 of the Securities Act, as follows:

                    (a) Against any and all loss, claim, damage and expense whatsoever arising out of or based upon (including, but not limited to, any and all expense whatsoever reasonably incurred in investigating, preparing or defending any litigation, commenced or threatened, or any claim whatsoever based upon) any untrue or alleged untrue statement of a material fact contained in any preliminary prospectus (if used prior to the effective date of the registration statement), the registration statement or the final prospectus (as from time to time amended and supplemented if the Company shall have filed with the SEC any amendment thereof or amendment thereto) if used within the period during which the Company is required to keep the registration statement or prospectus current, or in any application or other document executed by the Company or based upon written information furnished by the Company filed in any jurisdiction in order to qualify the Company's securities under the securities laws thereof; or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading; or any other violation of applicable federal or state statutory or regulatory requirements or limitations relating to action or inaction by the Company in the course of preparing, filing, or implementing such registered offering; provided, however, that the indemnity agreement contained in this Section 14.6(a) shall not apply to any loss, claim, damage, liability or action arising out of or based upon any untrue or alleged untrue statement or omission made in reliance upon and in conformity with any information furnished in writing to the Company by or on behalf of the Board expressly for use in connection therewith;

                    (b) Subject to the proviso contained in Section 14.6(a) above, against any and all loss, liability, claim, damage and expense whatsoever to the extent of the aggregate amount paid in settlement of any litigation, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission or any such alleged untrue statement or omission (including, but not limited to, any and all expense whatsoever reasonably incurred in investigating, preparing or defending against any such litigation or claim) if such settlement is effected with the written consent of the Company and no indemnity shall inure to the benefit of the Board or any controlling person thereof if the person asserting the claim failed to receive a copy of the final prospectus at or prior to the written confirmation of the sale of shares of Common Stock to such person if the untrue statement or omission has been corrected in such final prospectus and the failure to receive such final prospectus is not a necessary element of such person's claim;

                    (c) In no case shall the Company be liable under this indemnity agreement with respect to any claim made against the Board or any such controlling person (or its respective officers, directors and agents) unless the Company shall be notified, by letter or by telegram confirmed by letter, of any claim made or action commenced against such persons, reasonably promptly (but in any event within twenty (20) days of receipt of such claim or, in the event that any summons or other service of process requiring a responsive pleading within thirty (30) days or less time, within ten (10) days after receipt of such summons or other process) after such person shall have received notice of such claim or been served with the summons or other legal process giving information as to the nature and basis of the claim, but failure to so notify the Company shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. The Company shall be entitled to participate at its own expense in the defense of any suit brought to enforce any such claim, but if the Company elects to assume the defense, such defense shall be conducted by counsel chosen by it, provided that such counsel is reasonably satisfactory to the Board. In the event the Company elects to assume the defense of any such suit and retain such counsel, the Board shall, after the date the Board is notified of such election, bear the fees and expenses of any counsel thereafter retained by the Board as well as any other expenses thereafter incurred by the Board in connection with the defense thereof; provided, however, that the Company shall bear the fees and expenses of any such separate counsel retained by the Board if the counsel representing the Company has a conflict of interest (which is not waived) with the Board which would prohibit such counsel from representing the Board.

               14.7 Indemnification of Company. The Board in any registered offering pursuant to Sections 14.1 or 14.2 above agrees to indemnify and hold harmless the Company and each of the officers and directors and agents of it and each other person, if any, who controls the Company within the meaning of
Section 15 of the Securities Act against any and all such losses, liabilities, claims, damages and expenses as are indemnified against by the Company under
Section 14.6 hereof; provided, however, that such indemnification shall be limited to statements or omissions, if any, made (or in settlement of any litigation effected with the written consent of the Board alleged to have been made) in any preliminary prospectus, the registration statement or prospectus or any amendment or supplement thereof or any application or other document in reliance upon, and in conformity with, written information furnished in respect of the Board, by or on behalf of the Board expressly for use in any preliminary prospectus, the registration statement or prospectus or any amendment or supplement thereof or in any such application or other document. In case any action shall be brought against the Company, or any other person so indemnified based on any preliminary prospectus, the registration statement or prospectus or any amendment or supplement thereof or any such application or other documents, in respect of which indemnity may be sought against the Board, it shall have the rights and duties given to the Company, and each other person so indemnified shall have the rights and duties given to the Board, by the provisions of Section 14.6(c) hereof. The Company agrees to notify the Board promptly after the assertion of any claim against the Company in connection with the sale of securities covered by this Warrant.

               14.8 Future Registration Rights. The Company may agree with its shareholders other than the Board to allow their participation in any registered offering which may be requested pursuant to Section 14.1 hereof, provided all such rights of participation under Section 14.1 hereof shall be subordinated to the rights of the Board herein, in a manner reasonably satisfactory to counsel for the Board.

          15. Descriptive Headings and Governing Law. The descriptive headings of the several Sections of this Warrant are inserted for convenience only and do not constitute a part of this Warrant. This Warrant is being delivered and is intended to be performed in the State of Wisconsin and shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the internal laws of such State (regardless of such State's conflict of law provisions or principles).

          IN WITNESS WHEREOF, Gehl Company has caused this Warrant to be signed by its duly authorized officers this 4th day of June, 1997.

                         GEHL COMPANY

                         By:     /s/ Kenneth P. Hahn
                         Title:  Vice President


                         Attest: /s/ Michael J. Mulcahy
                         Title:  Secretary